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                                                                    EXHIBIT 23.1


                         CONSENT OF INDEPENDENT AUDITORS



The Board of Directors
RealNetworks, Inc.:


We consent to the incorporation by reference in the registration statements
(No. 333-108777) on Form S-3 and (Nos. 333-42579, 333-53127, 333-63333,
333-55342 and 333-102429) on Form S-8 of RealNetworks, Inc. and subsidiaries, of our report dated January 30, 2004, relating to the consolidated balance sheets of RealNetworks, Inc. as of December 31, 2003 and 2002, and the related consolidated statements of operations and comprehensive loss, shareholders' equity and cash flows for each of the years in the three-year period ended December 31, 2003 and the related consolidated financial statement schedule, which report appears in the 2003 Annual report on Form 10-K of RealNetworks, Inc. Our report refers to a change in the method of accounting for goodwill and other intangible assets.

/s/ KPMG LLP

Seattle, Washington
March 11, 2004




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